FOURTH MODIFICATION AGREEMENT

         THIS FOURTH MODIFICATION AGREEMENT made and entered into this day of August, 1998 to be effective as of the first day of September, 1998 by and between UNION PLANTERS NATIONAL BANK, a national banking association with its principal offices in Memphis, Tennessee ("Lender") and FRED'S, INC., a Tennessee corporation having its offices at 4300 New Getwell Road, Memphis, Tennessee 38118 (referred to herein as "Borrower").

                                   WITNESSETH:

     WHEREAS, Borrower is indebted to Lender for Advances made to Borrower pursuant to a Revolving Loan made pursuant to that certain Revolving Loan and Credit Agreement dated May 15, 1992 as amended and modified by a Modification Agreement dated May 31, 1995 and a Second Modification Agreement dated July 31, 1995, and a Third Modification dated February , 1997 (herein the "Agreement") providing for advances up to a maximum amount of $12,000,000.00 (the "Commitment"); and,

         WHEREAS, Borrower has requested and Lender has agreed to again modify the terms of the Revolving Loan.

         NOW, THEREFORE,  in consideration of the premises and of other good and
valuable   consideration,   the   adequacy  and  receipt  of  which  are  hereby
acknowledged, the parties hereto hereby agree as follows:

1.       The Agreement is amended and modified as follows:

    a.       Section 2.1 Definitions is amended and shall read as follows:

     "Borrowing Base" is deleted.

     "Borrowing Limit" shall mean the Commitment.

     "Commitment" shall mean Seventeen Million Dollars ($17,000,000.00).

     "Total Liabilities" shall mean, at any date, all liabilities, including without limitation all contingent obligations and all obligations relative to the face amount of Letters of Credit, whether or not drawn, any banker's acceptances and reimbursement obligations, of the Borrower and its Subsidiaries, calculated on a consolidated basis without duplication in accordance with generally accepted accounting principles.

     "Total Capitalization" shall mean, with any date, the sum of (a) Total Liabilities plus (b) Net Worth of the Borrower and its Subsidiaries.

     b. Section 4.3 Selection of Interest Rate. shall be amended to read as follows:

     A separate rate shall be assigned to each individual Advance (excluding Credits issued and not drawn upon, but including any Advance made to honor a draft presented under any Credit) based upon the Borrower's


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selection  of  Interest  Rate at the time of funding  each  individual  Advance, between the following:

     4.3.1 The Lender's Prime Rate minus one and one-half percent, floating (which rate of interest is referred to herein as the "Adjusted Prime Rate"), or

     4.3.2 75 basis points in excess of the LIBOR. Available LIBOR periods were defined in the Third Modification Agreement entered into as of the day of February, 1997.

     Selection of the Interest Rate by the Borrower shall result in the accrual of interest on the subject Advance (excluding Credits issued and not drawn upon ) at the rate so selected for a period of thirty days, at the termination of which, all rates shall be calculated upon the basis of the Lender's Prime Rate minus one and one-half percent, floating. By notice to the Lender made at least 3 days prior to the end of any calendar month, the Borrower may elect to apply the LIBOR based rate to all or any portion of the outstanding Advances (not including any Credit issued and not drawn upon) then subject to the Prime Rate for the following calendar month (not to extend beyond any maturity date of the loan facility). Absent direction on the part of the Borrower, the interest rate shall be the Lender's Prime Rate less one and one-half percent.

     c. Section 4.6 Repayment of Principal and Interest. shall be amended to read as follows:

     The aggregate principal amount of all Advances and interest accrued thereon shall be due and payable in full on demand, or if no demand is made, then as follows:

     4.6.1 Interest, in the full amount thereof accruing shall be due and payable monthly, on the first day of each calendar month (with notice to Borrower by Lender of the amount due and method of computation), commencing October 1, 1998.

     4.6.2 Principal shall be payable in full at the end of the term of this Agreement, whether by maturity, demand or otherwise.

    d. Section 4.10 Fees shall be amended to read as follows:

     one quarter of one percent (.25%) shall be deleted and one eighteenth of one percent (.18%) shall be substituted in each of subparagraphs 4.10.1 and 4.10.2.

     e. Section 4.11.1 shall be amended to read as follows:


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     Subject to the  provisions of 4.11.2 below,  the term of this Agreement and
Lender's Commitment hereunder shall continue until demand, or if no demand, until June 1, 2003, at which time this Agreement shall be terminated, and the entire principal balance of the Revolving Loan, together with interest, fees and charges thereon shall be due and payable in full.

     f. Section 4.12 Annual Reduction is deleted.

     g. Section 6.4 Financial Covenants. is amend to add additional covenants which read as follows:

     6.4.3  The  Consolidated   Tangible  Net  Worth  shall  not  be  less  than
$100,000,000.00.

     6.4.4 Net Income together with depreciation and amortization shall equal at least two percent (2%) of revenue measured quarterly on a trailing four fiscal quarter basis.

     6.4.5 The ratio of EBITDA to Debt Service shall be equal to or greater than
2.00 to 1.00, with EBITDA measured quarterly on a trailing four fiscal quarter basis.

     6.4.6 The Ratio of Total Liabilities to Total Capitalization shall not exceed 0.50 to 1.00 as of any fiscal quarter end. Total Liabilities includes any and all contingent liabilities.

     h. Section 6.11 is added and shall read as follows:

     Borrower Compliance Certificates Borrower shall deliver to Lender at the end of each fiscal quarter during the term of this Agreement a Compliance Certificate signed by the Chief Financial Officer or Treasurer of Borrower in substantially the form of "Exhibit A" to this Fourth Modification.

     i. Section 9.1.8 is added and shall read as follows:

     Default shall be made by the Borrower under the terms of the Term Loan Agreement, entered into by and between Borrower and Lender on the 5th day of May, 1998.

     j. Section 8.3 Exception is added and shall read as follows:

     Notwithstanding any other provision of the Agreement, the Borrower shall be permitted to grant title or liens in favor of the City of Memphis or Shelby County, Tennessee, or entities created by either of them, for the purpose of providing property tax reductions benefitting Borrower, so long as Borrower retains economic benefits substantially equivalent to the economic benefits which were enjoyed by Borrower before the assets were transferred or encumbered

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(such as retaining a long-term lease of the assets transferred).  This exception does not extend to the placement of a mortgage or other security device on the fee or leasehold to secure bond or other financing, although it is acceptable for the lease to obligate the lessee to make payments in lieu of taxes which reflect property tax reductions benefitting Borrower.

         2. Continuation of Terms. Except as amended and modified herein, the Agreement and the Loan Documents remain in full force and effect and enforceable according to their terms; and all Advances made by Lender and all other actions taken by Lender pursuant to the Agreement prior to the date hereof are approved, ratified and confirmed by Borrower. Borrower promises to pay the Revolving Credit Note according to its terms.

         3. Representations and Warranties of the Borrower. To induce Lender to enter into this Modification Agreement and to make the loans and extend the credit contemplated to be made pursuant to the Agreement as modified by this Modification Agreement, Borrower hereby makes the representations and warranties to Lender set forth in sections 3.1 through 3.15 of the Agreement (as the same have been and are modified and amended by this Modification Agreement), all of which representations and warranties are incorporated herein by reference and all of which shall survive the execution and delivery of this Modification Agreement.

         4. Terms. The term "Agreement" as used in the Agreement shall mean the Agreement as modified by this and prior Modification Agreements. The Agreement and the Loan Documents constitute the complete and entire understanding and agreement between the parties with regard to the subjects hereof and thereof

         5. Successors in Interest. This Fourth Modification Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns, transferee and grantees.

     6. Governing Law. The interpretation and performance of this Fourth Modification Agreement shall be governed in all respects in accordance with the laws of the State of Tennessee.

         7. Undefined Terms. All capitalized terms not defined herein shall have the same definitions as set forth in the Agreement.

         IN WITNESS WHEREOF, the parties hereunto have executed this Fourth Modification Agreement as of the day and year first above written.

                 BORROWER:
                                  FRED'S, INC., a Tennessee Corporation


                                  By:
                                  Name:____________________________
                                  Title:______________________________


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                 LENDER:
                                      UNION PLANTERS NATIONAL BANK


                                     By:
                                     Name:____________________________
                                     Title:______________________________


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